EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT, dated as of the 26th day of September, 1996, is made by and between Goss Graphic Systems, Inc., a Delaware corporation having its principal place of business in the State of Illinois (the "Company"), and Robert M. Kuhn (the "Executive").

     WHEREAS, the Company desires to obtain the services of the Executive, and the Executive is willing to render such services, in accordance with the terms hereinafter set forth; and

     WHEREAS, the Executive wishes to be employed by the Company; and

     WHEREAS, the Board of Directors of the Company (the "Board") by appropriate resolutions has authorized the employment of the Executive as provided for in this Agreement; and

     WHEREAS, the parties hereto desire to amend, modify and restate, to the extent that the Company has assumed any obligations under, the letter agreement between the Executive and Rockwell International Corporation, dated as of October 9, 1995;

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, the adequacy of which is hereby acknowledged, the Company and the Executive agree as follows:

                                    ARTICLE I
                                   Definitions

     "Accrued Annual Base Salary" means that portion of the Executive's Annual Base Salary which is accrued but unpaid as of the Date of Termination.

     "Accrued Annual Bonus" means the sum of (i) the amount of any Annual Bonus earned with respect to the Fiscal Year ending prior to the Date of Termination but which is unpaid as of the Date of Termination plus (ii) with respect to the Fiscal Year during which the Date of Termination occurs, a pro rata portion (based on a fraction the numerator of which is the number of days which have elapsed in such Fiscal Year through the Date of Termination, and the denominator of which is 365) of the Annual Bonus which the Executive would have earned had the Date of Termination been the last day of such Fiscal Year.

     "Annual Base Salary" has the meaning specified in Section 4.1 of this Agreement.

     "Annual Bonus" has the meaning specified in Section 4.2 of this Agreement.

     "Board" has the meaning specified in the recitals to this Agreement.


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     "Cause" means (i) the Executive's willful failure to perform the duties of his employment in any material respect, (ii) malfeasance or negligence in the performance of the Executive's duties of employment in any material respect,
(iii) the Executive's commission of a felony under the laws of the United States or any state thereof (whether or not in connection with his employment), (iv) the Executive's material disclosure of Protected Information (as defined in Section 8.11(a)) respecting the Company's or any of its Subsidiaries' business to any individual or entity which is not in the performance of the duties of his employment, (v) the Executive's commission of an act or acts of sexual harassment that would normally constitute grounds for termination under a formal policy adopted by the Company, or (vi) any other act or omission by the Executive (other than an act or omission resulting from the exercise by the Executive of good faith business judgment) which is materially injurious to the financial condition or the business reputation of the Company or any of its affiliates.

     Notwithstanding the foregoing, no act or omission by the Executive shall constitute Cause hereunder unless the Company gives written notice thereof to the Executive, and the Executive fails to remedy such act or omission within thirty (30) days after receiving such notice.

     "Change of Control" has the meaning described in the following paragraphs
(a) through (c):

          (a) Prior to an initial public offering of the stock of GGS Holdings, Inc. ("GGS"), the holding company for the Company, a "Change of Control" shall be deemed to have occurred:

               (i) Whenever Stonington Capital Appreciation 1994 Fund, L.P. (the "Fund") (together with all affiliates) owns less than fifty-one percent (51%) of either (A) the then outstanding shares of common stock of GGS (the "Outstanding GGS Common Stock") or (B) the combined voting power of the then outstanding voting securities of GGS entitled to vote generally in the election of directors (the "Outstanding GGS Voting Securities"); or

               (ii) Whenever GGS owns less than fifty-one percent (51%) of either (A) the then outstanding shares of common stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors.

          (b) After an initial public offering of the stock of GGS, a "Change of Control" shall mean:

               (i) The acquisition by any Person or group of related Persons of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of twenty percent (20%) or more of either the Outstanding GGS Common Stock or the Outstanding GGS Voting Securities; provided, however, that for purposes of this subparagraph (i), the following acquisitions shall not constitute a Change of
Control: (A) any acquisition directly from GGS, (B) any acquisition by GGS, or
(C)


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any acquisition by any employee benefit plan (or related trust) sponsored or maintained by GGS or any corporation controlled by GGS; and provided further that no acquisition shall constitute a Change of Control unless, as a result thereof, a Person or group of related Persons has beneficial ownership of a larger percentage of the Outstanding GGS Common Stock or the Outstanding GGS Voting Securities than is then beneficially owned by the Fund and its affiliates; or

               (ii) Individuals who, as of the date of the Closing, constitute the board of directors of GGS (the "Incumbent Board") cease for any reason to constitute at least a majority of the board of directors of GGS; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the shareholders of GGS, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

               (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding GGS Common Stock and Outstanding GGS Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, at least sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their respective ownership, immediately prior to such Business Combination, of the Outstanding GGS Common Stock and Outstanding GGS Voting Securities; provided, however, that the provisions of this paragraph (b) shall be applied, in connection with and after any such Business Combination, as if all references to GGS (except in the definition of, and references to, the Incumbent Board) were replaced by references to the corporation resulting from such Business Combination and shall be applied, with respect to any subsequent Business Combination, as if the reference in this subparagraph (iii) to "at least sixty percent (60%)" were replaced by a reference to "at least ninety-five percent (95%)"; or

               (iv) Approval by the shareholders of the Company or of GGS of a complete liquidation or dissolution of the Company or of GGS, respectively; provided, however, that a Change of Control shall not result from approval by the shareholders of GGS of a dissolution of GGS for the purpose of making a pro rata distribution of shares of the Company to the shareholders of GGS; and provided further that, after such distribution, the provisions of paragraph (a), above, this paragraph (b), and paragraph (c), below, shall be applied as if all


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references to GGS (except in the definition of, and references to, the Incumbent
Board) were replaced by references to the Company; or

               (v) Any event as a result of which GGS owns less than fifty-one percent (51%) of either (A) the then outstanding shares of common stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors.

          (c) If the Fund makes a pro rata distribution of shares of common stock or other securities of GGS to individuals or other entities who are partners in the Fund, then the continued holding of such shares or other securities of GGS by those distributees shall be deemed, for purposes of paragraphs (a) and (b), above, to be continued holding of those shares or other securities by the Fund and its affiliates.

     "Closing" means the closing of the acquisition of Rockwell Graphic Systems (a business unit of Rockwell International Corporation) by the Company from Rockwell International Corporation.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Company" has the meaning specified in the recitals to this Agreement.

     "Contract Term" has the meaning specified in Section 3.1 of this Agreement.

     "Date of Termination" means the date as of which the Executive's employment with the Company is terminated by the Company or by the Executive for any reason including, but not limited to, death or Disability.

     "Disability" means any medically determinable physical or mental impairment, which shall have rendered the Executive unable to perform the duties required under this Agreement for a continuous period of six (6) months. The date of the determination of Disability is the date on which the Executive is certified, following such six (6)-month period, by a physician reasonably acceptable to the Company and the Executive, as having incurred a Disability.

     "Executive" has the meaning specified in the recitals to this Agreement.

     "Fiscal Year" means each period of twelve (12) months beginning on October 1 and ending on the following September 30.

     "Good Reason" means the occurrence of any one of the following events:

     (a) Assignment to the Executive of any duties materially and adversely inconsistent with the Executive's position as specified in Article 11 hereof, or any other action by the


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Company which results in a material and adverse change in the Executive's position, authority, duties or responsibilities; or

     (b) A change in the Executive's title or the line of authority through which the Executive is required to report, it being understood that the Executive shall report directly to the Board; or

     (c) Failure to elect the Executive as a director of the Company and Chairman of the Board; or

     (d) Failure by the Company to adopt, not later than three (3) months after the Closing, the annual bonus plan referred to in Section 4.2 of this Agreement; or

     (e) Failure by the Company to obtain, in accordance with Section 8.1, below, the written agreement of any successor in interest to the business of the Company or assignee of the Company to assume and perform the obligations of the Company under this Agreement; or

     (f) The failure by the Company to comply with any provision of Article IV or Article V of this Agreement.

     Notwithstanding the foregoing, no act or omission by the Company shall constitute Good Reason hereunder unless (i) the Executive gives the Company written notice thereof within two (2) months after he first knew or should have known of such act or omission, and the Company fails to remedy such act or omission within thirty (30) days after receiving such notice, or (ii) such act or omission is part of a series of two (2) or more acts or omissions, each of which constitutes Good Reason without regard to this proviso, and which occur within a period of twelve (12) months or less.

     Anything in this Agreement to the contrary notwithstanding, termination by the Executive for any reason during the period of three (3) months which begins one (1) month after a Change of Control which occurs within three (3) years after the Closing shall be deemed to be a termination for Good Reason for all purposes of this Agreement.

     "Initial Grant" has the meaning specified in Section 4.3 of this Agreement.

     "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     "Prohibited Business" has the meaning specified in Section 8.12 of this Agreement.

     "Protected Information" has the meaning specified in Section 8.11 of this Agreement.


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     "Retirement" means the termination of the Executive's employment after attainment of retirement age as set forth in the retirement policy of the Company as may be in force from time to time and applicable to other senior executives of the Company.

     "Stock Options" has the meaning specified in Section 4.3 of this Agreement.

     "Stockholders Agreement" means the Stockholders Agreement, dated as of the Closing, among the Management Investors named therein, the Company, the Fund, and Merrill Lynch KECALP L.P. 1994.

     "Subsidiary" means, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, and (b) any partnership in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

     "Termination of Employment Without Cause" means a termination of the Executive's employment by the Company for any reason other than Cause.

                                   ARTICLE II
                                     Duties

     2.1 Employment. This Agreement amends, modifies and restates, to the extent that the Company has assumed any obligations under, the letter agreement between the Executive and Rockwell International Corporation, dated as of October 9, 1995, and such letter agreement, to the extent that the Company has assumed any obligations thereunder, shall be superseded by, and shall be deemed modified in full in accordance with, the provisions hereof.

     2.2 Duties. The Company hereby employs the Executive to serve as Chairman of the Board, Chief Executive Officer and President of the Company during the Contract Term with overall charge and responsibility for the business and affairs of the Company and to perform such duties consistent with such position as the Executive shall reasonably be directed to perform by the Board of Directors of the Company or as may be specified in the Company's bylaws (if applicable), and the Executive hereby accepts such employment. During the Contract Term, and excluding any periods of vacation, sick leave or disability to which the Executive is entitled, the Executive agrees to devote the Executive's full business time and attention to the business affairs of the Company. It is anticipated that such services will be performed primarily in Westmont, Illinois.


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     2.3 Other Activities. During the Contract Term, it shall not be a violation of this Agreement for the Executive to (a) serve on corporate, civic or charitable boards or committees, (b) deliver lectures or fulfill speaking engagements, or (c) manage personal investments, so long as such activities are consistent with the policies of the Company and do not interfere with the performance of the Executive's duties in accordance with this Agreement.

                                   ARTICLE III
                                Term of Agreement

     3.1 Term. The initial term of this Agreement shall commence on the Closing and terminate on the second anniversary of the Closing. This initial term, however, shall be automatically extended without further action of either party for successive additional two (2)-year periods, unless written notice of either party's intention not to extend has been given to the other party hereto at least three (3) months prior to the expiration of the then effective term (the initial term or such longer period for which the term of the Executive's employment shall have been so extended is hereinafter referred to as the "Contract Term"). Except as provided in Article VI, the Executive's employment shall not be terminated prior to the end of the Contract Term.

                                   ARTICLE IV
                                  Compensation

     4.1 Base Salary. Commencing as of the Closing and while the Executive is employed by the Company during the Contract Term, the Company shall pay or cause to be paid to the Executive in cash, in installments not less frequently than monthly, an annual base salary ("Annual Base Salary") at the rate of $550,000; provided, however, that no payments shall be made or accrued pursuant to this Agreement prior to the Closing. The Company shall review the Executive's Annual Base Salary no less frequently than annually and may from time to time make increases or decreases in the Executive's Annual Base Salary, provided that it shall not be reduced to an annual rate of less than $550,000. The term Annual Base Salary as used in this Agreement shall refer to the Annual Base Salary as so increased or decreased.

     4.2 Annual Bonus. While the Executive is employed by the Company during the Contact Term, the Company shall pay or cause to be paid to the Executive an annual cash bonus ("Annual Bonus") in accordance with the terms of a bonus plan for senior executives of the Company, which plan shall be adopted by the Board not later than three (3) months after the Closing and the terms of which shall reflect the recommendations of, and be acceptable to, the Executive; provided, however, that such plan shall specify that the annual target bonus for the Executive shall be equal to the Executive's Annual Base Salary.

     4.3 Stock Options.

     (a) Grant of Stock Options. Effective as of the Closing, the Company shall grant (the "Initial Grant") to the Executive options ("Stock Options") to purchase 26,000 shares of common stock of the Company pursuant to the Company's Management Stock Incentive Plan, of which


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13,000 shall be Incentive Options and 13,000 shall be Performance Options (as such terms are defined in the Management Stock Incentive Plan).

     (b) Exercise Price. The exercise price of the Stock Options shall be $100.00 per share, payable on the terms and subject to the adjustments set forth in the Management Stock Incentive Plan.

                                    ARTICLE V
                                 Other Benefits

     5.1 Incentive, Savings and Retirement Plans. The Executive shall be entitled to participate while the Executive is employed by the Company during the Contract Term in all incentives (including long-term incentives), savings and retirement plans, practices, policies and programs applicable to other senior executives of the Company. In addition, the Executive shall be entitled to receive from the Company a supplemental lifetime retirement benefit in the amount of $32,000 per year, commencing upon the termination of his employment for any reason at any time after the Executive reaches the age of 62; provided, however, that that supplemental retirement benefit will not be payable if the Executive voluntarily terminates his employment with the Company, other than for Good Reason, prior to October 9, 2000.

     5.2 Welfare Benefits. While the Executive is employed by the Company during the Contract Term, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under all welfare benefit plans, practices, policies and programs provided by the Company and applicable to other senior executives of the Company; provided, however, that in any event the Company shall during the Contract Term provide the Executive with long-term disability insurance coverage and shall also pay, in an amount up to a maximum of forty thousand dollars ($40,000) annually, the premiums on life insurance policy number CUL 002771Z issued by Connecticut General Life Insurance Co.

     5.3 Fringe Benefits. While the Executive is employed by the Company during the Contract Term, the Executive shall be entitled to all fringe benefits applicable to other senior executives of the Company, and the Executive shall in any event be entitled to a car allowance of $1,000 per month to be used for lease payments on a car selected by the Executive.

     5.4 Reimbursement of Business Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred while the Executive is employed by the Company, upon the Company's receipt of accountings therefor.

     5.5 Reimbursement of Other Travel Expenses. The Executive shall be entitled to receive prompt reimbursement, upon the Company's receipt of accounting therefor, (a) for all reasonable expenses incurred by the Executive in connection with having his spouse accompany him for a good business reason when the Executive is traveling on Company business and (b) for all reasonable expenses incurred by the Executive for travel by the Executive and his spouse


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between the Executive's residence in Oak Brook, Illinois and his residence in
Newport, Rhode Island.

     5.6 Relocation Expenses. As reimbursement to the Executive for reasonable moving and relocation expenses incurred by the Executive in connection with the relocation of his principal residence to Illinois, the Company shall pay to the Executive upon the execution of this Agreement a lump sum of $46,000.

     5.7 Vacation. While the Executive is employed by the Company during the Contract Term, the Executive shall be entitled to paid vacation time in accordance with the plans, practices, policies, and programs applicable to other senior executives of the Company.

     5.8 Legal and Financial Planning Fees and Expenses. Subject to an annual limit of $10,000, the Company shall pay all reasonable attorneys' fees, other professional fees and disbursements incurred by the Executive for estate planning and for personal financial planning while the Executive is employed by the Company during the Contract Term. In addition, the Company shall pay all reasonable attorneys' fees and disbursements incurred by the Executive in connection with the negotiation and preparation of this Agreement, the Stockholders Agreement, the Management Stock Incentive Plan, and other agreements and plans relating to the Executive's employment by the Company.

                                   ARTICLE VI
                            Termination of Employment

     6.1 Termination of Employment for Cause or Other Than for Good Reason or Retirement. If, before the end of the Contract Term, the Company terminates the Executive's employment for Cause or the Executive terminates employment other than for Good Reason or Retirement, then the Company shall pay immediately after the Date of Termination to the Executive an amount equal to the Executive's Accrued Annual Base Salary. The Executive shall have no further right to receive any Accrued Annual Bonus, unaccrued Annual Bonus or other compensation after such termination or resignation of employment with respect to the year in which such termination or resignation occurs or later years or to accrue from and after the Date of Termination any further benefits under any other plan or arrangement. If the Company terminates the Executive's employment for Cause, it shall provide the Executive with not less than ten (10) days' advance written notice of termination, including a statement of the Date of Termination and the specific detailed basis for such termination. In this connection, as provided for in the definition of "Cause" contained in Article I hereof, the Company shall not have the right to terminate the Executive's employment for Cause unless the notice and cure provisions in said definition have first been complied with.

     6.2 Termination of Employment for Death, Disability or Retirement. If, before the end of the Contract Term, the Executive's employment terminates due to death or Disability or Retirement, the Company shall pay to the Executive, the beneficiaries designated in writing by the Executive, or the Executive's estate, as the case may be, immediately after the Date of


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Termination an amount which is equal to the sum of (a) the Executive's Accrued
Annual Base Salary as of the Date of Termination and (b) the Executive's Accrued Annual Bonus which is unpaid as of the Date of Termination (except that the portion of such Accrued Annual Bonus which is applicable to the Fiscal Year in which the termination occurs shall be paid promptly following delivery of the audited financial statements for the Company for such year).

     6.3 Termination of Employment by the Company Without Cause or by the Executive for Good Reason. If, before the end of the Contract Term, there is a Termination of Employment Without Cause or a termination of employment by the Executive for Good Reason, the Executive shall receive promptly after the Date of Termination in a lump sum in immediately available funds an amount equal to the sum of (a) the Executive's Accrued Annual Base Salary and the Annual Base Salary which would have been payable to the Executive if his employment had continued for the period from the Date of Termination until the second anniversary of the Date of Termination, and (b) any Accrued Annual Bonus (except that the portion of such Accrued Annual Bonus which is applicable to the Fiscal Year in which the termination occurs shall be paid promptly following the delivery of the audited financial statements for the Company for such year). In addition, for a period of two (2) years after the Date of Termination, the Company shall also continue to provide benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, practices, policies and programs referred to in Section 5.2 of this Agreement; provided, however, that such benefits may be discontinued earlier in the event that, and to the extent that, the Executive becomes entitled to comparable benefits from a subsequent employer. Finally, until the Executive reaches age 62, the Company will continue to pay, up to a maximum annual amount of $40,000, the premiums on the life insurance policy described in Section 5.2, above; provided, however, that such payments may be discontinued earlier in the event that, and to extent that, the Executive becomes entitled to have those premiums paid by a subsequent employer. The Executive agrees to promptly advise the Company when and if he commences employment with a subsequent employer.

     6.4 Other Termination Benefits. In addition to any amounts or benefits payable upon termination of employment hereunder and except as otherwise provided herein, the Executive shall be entitled to any payments or benefits explicitly provided under the terms of any plan, policy or program of the Company or as otherwise required by applicable law.

                                   ARTICLE VII
                 Representations and Warranties of the Executive

     To induce the Company to enter into this Agreement, the Executive makes the following representations and warranties to the Company, each and all of which shall be true as of the date of execution and delivery of this Agreement and shall survive the execution and delivery of this Agreement:

     7.1 Power, Legal Competence, Enforceable Obligations. The Executive is a bona fide resident of the State of Illinois, over 21 years of age, and has the power and is legally competent


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to execute, deliver and perform this Agreement and all documents and instruments to be delivered by the Executive hereunder. This Agreement constitutes a legal, valid and binding obligation of the Executive, enforceable against him in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity.

     7.2 Investment Knowledge and Experience. The Executive has sufficient knowledge and experience in financial, business and tax matters to be capable of evaluating the risks and merits inherent in an investment in the Company and of making an informed investment decision with respect thereto.

     7.3 Adequate Means. The Executive, at the present time, has adequate means of providing for his current needs and personal contingencies, including the payment of income tax liabilities attributable to the taxable income from the common stock of the Company and Stock Options that he will receive under this Agreement and the Executive has no need, at the present time, for liquidity in the common stock of the Company and Stock Options that he will receive under this Agreement.

     7.4 Investment Purposes. The Executive is presently obtaining the common stock of the Company and Stock Options hereunder for his own account, for investment and not with a view, during the period of his employment with the Company, to the resale, transfer or distribution of all or any such shares of common stock or Stock Options.

     7.5 Resale of Shares. The Executive will not resell or distribute the shares of common stock of the Company or Stock Options that he will receive under this Agreement unless such shares are registered under the Securities Act of 1933, as amended, or an exemption from such registration is available.

                                  ARTICLE VIII
                                  Miscellaneous

     8.1 Assignment, Successors. The Company may freely assign its respective rights and obligations under this Agreement to a successor to the Company's business, without the prior written consent of the Executive, provided that such successor assumes in writing all of the Company's obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the Executive and the Executive's estate and the Company and any assignee of or successor to the Company.

     8.2 Nonalienation of Benefits. Benefits payable under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, prior to actually being received by the Executive, and any such attempt to dispose of any right to benefits payable hereunder shall be void.


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     8.3 Severability. If all or any part of this Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Agreement not declared to be unlawful or invalid. Any paragraph or part of a paragraph so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such paragraph or part of a paragraph to the fullest extent possible while remaining lawful and valid.

     8.4 Amendment and Waiver. This Agreement shall not be altered, amended or modified except by written instrument executed by the Company and Executive. A waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default as to any such term, covenant, agreement or condition shall not be deemed a waiver of any later default as to such term or as to any other term, covenant, agreement or condition.

     8.5 Notices. All notices and other communications hereunder shall be in writing and delivered by hand, by facsimile transmission, by first class registered or certified mail, return receipt requested, postage prepaid, or by reputable commercial delivery service, addressed as follows:

     If to the Company:    Goss Graphic Systems, Inc.
                           c/o Stonington Partners, Inc.
                           767 Fifth Avenue, 48th Floor
                           New York, New York  10153
                           Attention:  Alexis P. Michas
                           Fax:  (212) 339-8585

     With a copy to:       Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York  10019
                           Attention:  Andrew R. Brownstein
                           Fax:  (212) 403-2000

     If to the Executive:  Robert M. Kuhn
                           1903 Midwest Club Parkway
                           Oak Brook, Illinois  60521

     With a copy to:       Robert J. Stucker, Esq.
                           Vedder, Price, Kaufman & Kammholz
                           222 North LaSalle Street
                           Chicago, Illinois  60601-1003
                           Fax:  (312) 609-5005

Either party may from time to time designate a new address by notice given in accordance with this section. Notice and communications shall be effective when delivered by hand or


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commercial delivery service, when received by facsimile transmission, or three
(3) business days after being mailed as set forth above.

     8.6 Counterpart Originals. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     8.7 Entire Agreement. This Agreement, together with the Stockholders Agreement, the Pledge Agreement dated as of the date hereof between the Company and the Executive, the Management Stock Subscription Agreement dated as of the Closing among the Company and the Management Investors named therein, the Management Stock Incentive Plan and the agreement or agreements pursuant to which options are granted to the Executive under the Management Stock Incentive Plan, form the entire agreement between the parties hereto with respect to any severance payments and with respect to the subject matter of this Agreement.

     8.8 Effect on Other Agreements. This Agreement shall supersede all prior agreements, promises and representations, whether in writing or otherwise, regarding the Executive's employment with the Company, including severance or other payments contingent upon termination of such employment.

     8.9 Applicable Law. The provisions of this Agreement shall be interpreted and construed in accordance with the laws of the State of Delaware, without regard to its choice of law principles.

     8.10 Survival of Certain Rights and Obligations. The Executive's rights under Article VI hereof, and his obligations under Sections 8.11, 8.12 and 8.13 hereof, shall survive the termination of the Executive's employment and/or the termination of this Agreement.

     8.11 Trade Secrets, Confidential and Proprietary Business Information. (a) The Company has advised the Executive and the Executive acknowledges that it is the policy of the Company to maintain as secret and confidential all Protected Information (as defined below), and that Protected Information has been and will be developed at substantial cost and effort to the Company. "Protected Information" means trade secrets and confidential and proprietary business information of the Company, including, but not limited to, such information regarding customers (including potential customers), sources of supply, processes, methods, plans, apparatus, specifications, materials, pricing information, intellectual property (including applications and rights in discoveries, inventions or patents), internal memoranda, marketing plans, contracts, finances, personnel, research and internal policies, other than any information which has entered the public domain (unless such information entered the public domain through the efforts of or on account of the Executive).

     (b) The Executive acknowledges that the Executive will acquire Protected Information with respect to the Company and its successors in interest, which information is a valuable,


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

special and unique asset of the Company's business and operations, and that disclosure of such Protected Information would cause irreparable damage to the Company.

     (c) The Executive shall not, directly or indirectly, divulge, furnish or willfully make accessible to any person, firm, corporation, association or other entity (otherwise than as may be required in the regular course of the Executive's employment or by law) nor use in any manner, either during (other than as may be required in the regular course of the Executive's employment or by law) or after termination of employment by the Company, any Protected Information, or cause any such information of the Company to enter the public domain.

     8.12 Non-Competition. (a) The Executive agrees that the Executive shall not during the Executive's employment with the Company, and, if the Executive terminates employment during the Contract Term without Good Reason or if the Company terminates the Executive's employment during the Contract Term for Cause, thereafter for one (1) year, directly or indirectly, in any capacity, engage or participate in, or become employed by or render advisory or consulting or other services in connection with, any Prohibited Business as defined in
Section 8.12(c).

     (b) The Executive agrees that the Executive shall not, during the Executive's employment with the Company, and, if the Executive terminates employment during the Contract Term without Good Reason or if the Company terminates the Executive's employment during the Contract Term for Cause, thereafter for one (1) year, make any financial investment, whether in the form of equity or debt, or own any interest, directly or indirectly, in any Prohibited Business. Nothing in this Section 8.12 shall, however, restrict the Executive from making any investment in any company whose stock is listed on an American securities exchange or traded in the over-the-counter market and has sales in excess of $100 million; provided that (i) such investment does not give the Executive the right or ability to control or influence the policy decisions of any Prohibited Business, and (ii) such investment does not create a conflict of interest between the Executive's duties hereunder and the Executive's interest in such investment.

     (c) A "Prohibited Business" shall mean any business involving designing, developing, engineering, manufacturing, selling, installing or servicing printing press systems for newspaper, insert or commercial printing or other graphic arts.

     8.13 Undertaking Regarding Employees. From the date of the Closing until two (2) years after the Date of Termination, the Executive shall not, directly or indirectly, except with the permission in writing of the Company, (a) induce or encourage any employee of the Company or of any successor in interest to leave employment with the Company or any successor in interest; or (b) employ, hire, solicit or cause to be employed, hired or solicited for employment (other than by the Company or any successor in interest), or establish a business with or encourage others to hire, any person who within one (1) year prior thereto was, to the knowledge of the Executive, employed by the Company or any successor in interest; provided, however, that the Executive will not be prohibited from hiring or employing (or causing to be hired or


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

employed) any person whose termination of employment with the Company or any successor in interest was not directly or indirectly induced, encouraged or solicited by the Executive.

     IN WITNESS WHEREOF, the parties have executed this Agreement on this 26th day of September, 1996.

                                       GOSS GRAPHIC SYSTEMS, INC.


                                       By: /s/ Alexis P. Michas
                                          ---------------------------------
                                       Name:   Alexis P. Michas
                                       Title:  Vice President

                                           /s/ Robert M. Kuhn
                                           --------------------------------
                                               Robert M. Kuhn

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